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                                                                   EXHIBIT 11(b)

                                           [PRICE WATERHOUSE LOGO APPEARS HERE]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of Post-Effective Amendment No. 74 to the registration statement of AIM Funds Group on Form N-1A (the"Registration Statement") of our report dated February 16, 1993, relating to the selected per share data and ratios appearing in the December 31, 1992 Annual Report to Shareholders of AIM Global Utilities Fund, AIM Growth Fund, AIM High Yield Fund, AIM Income Fund, AIM Intermediate Government Fund, AIM Municipal Bond Fund, and AIM Value Fund constituting parts of the AIM Funds Group (formerly AIM Funds (C)). We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Audit Reports" in the Statement of Additional Information.

/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

Houston, Texas
February 26, 1998